UnitedHealth Group Reports Third Quarter 2024 Results
•Revenues of $100.8 Billion Grew $8.5 Billion Year Over Year
•Consumers Served by UnitedHealthcare’s Commercial Domestic Offerings Grew 2.4 Million Year to Date
•Third Quarter Earnings of $6.51 Per Share Include Cyberattack Impacts
•Adjusted Earnings of $7.15 Per Share Include $0.12 in Business Disruption Impacts; Exclude $0.28 Direct Response Costs
(October 15, 2024) UnitedHealth Group (NYSE: UNH) reported third quarter 2024 results reflecting broad-based growth in the number of people served by Optum and UnitedHealthcare.
“Our continued growth, which positions us well for the coming years, is rooted in the innovative products and responsive service of our people that are embraced each day across the full range of health care participants,” said Andrew Witty, chief executive officer of UnitedHealth Group.
The company’s full year 2024 net earnings outlook of $15.50 to $15.75 per share reflects the South America operations disposition activities reported in the first half of 2024 and Change Healthcare cyberattack impacts.
The company’s adjusted net earnings outlook of $27.50 to $27.75 continues within the $27.50 to $28.00 range established nearly a year ago, even as it absorbs an estimated $0.75 per share of business disruption impacts for the affected Change Healthcare services, which have increased ~$0.10 per share from the estimate provided last quarter.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	September 30,	December 31,
	2024	2024 (Adj)	2023	2023

Revenues	$100.8 billion	$100.8 billion	$92.4 billion	$94.4 billion
Earnings from Operations	$8.7 billion	$9.0 billion	$8.5 billion	$7.7 billion
Net Margin	6.0%	6.3%	6.3%	5.8%

•Third quarter 2024 revenues grew nearly $8.5 billion to $100.8 billion, led by strong expansion in people served at Optum and UnitedHealthcare. Third quarter earnings from operations were $8.7 billion, including $0.3 billion in unfavorable cyberattack effects. Adjusted earnings from operations of $9.0 billion include the Change Healthcare business disruption impacts and exclude the cyberattack direct response costs.
•The third quarter 2024 medical care ratio was 85.2% compared to 82.3% last year. Among factors contributing to the increase were the previously noted CMS Medicare funding reductions, medical reserve development effects and business and member mix. The company did not have any favorable earnings impacting medical reserve development in the quarter.
•Days claims payable of 47.4 compared to 45.2 in the second quarter of 2024 and 50.7 in the third quarter of 2023. The increase from the second quarter 2024 was due to a return to more normal claims submission patterns from care providers. The change from the year ago level reflected continued impact due to the accelerated claims payment timeframes.
•The third quarter of 2024 operating cost ratio of 13.2% compares to 13.3% in the second quarter of 2024 and 15.0% in the prior year, reflecting continued strong operating cost efficiency.
•Cash flows from operations from the third quarter of 2024 were $14.0 billion, or 2.2 times net income, in part reflecting the timing of cash receipts. The company returned over $9.6 billion to shareholders through the first nine months of 2024 through dividends and share repurchases. Return on equity of 26.3% in the quarter reflected the company’s consistent, broad-based earnings and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience, and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	December 31,
	2024	2023	2023

Revenues	$74.9 billion	$69.9 billion	$70.8 billion
Earnings from Operations	$4.2 billion	$4.6 billion	$3.1 billion
Operating Margin	5.6%	6.6%	4.4%

•UnitedHealthcare third quarter revenues of $74.9 billion increased $5 billion over the prior year, reflecting growth in the number of people served domestically. Operating earnings were $4.2 billion.
•Year to date, the number of consumers served domestically with the company’s commercial offerings grew by 2.4 million to 29.7 million, as UnitedHealthcare’s innovative and consumer-focused product portfolio continues to resonate with consumers and employers.
•UnitedHealthcare serves 9.4 million seniors and people with complex needs and the company’s 2025 Medicare Advantage plans will reach 96% of eligible Medicare beneficiaries. Recently released Stars scores by CMS for plan year 2026 are consistent with initial levels for plan year 2025 and company expectations.
•Total people served by the company’s state-based community offerings grew from the second quarter to 7.5 million, as the state-driven Medicaid eligibility redeterminations process concluded. The UnitedHealthcare team is continuing its comprehensive outreach to help families maintain, reinstate, or find other affordable coverage.

The Optum health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	September 30,	December 31,
	2024	2024 (Adj)	2023	2023

Revenues	$63.9 billion	$63.9 billion	$56.7 billion	$59.5 billion
Earnings from Operations	$4.5 billion	$4.8 billion	$3.9 billion	$4.6 billion
Operating Margin	7.0%	7.4%	6.9%	7.7%

•Optum third quarter revenues of $63.9 billion grew $7.2 billion over the prior year, with growth led by Optum Health and Optum Rx. Operating earnings were $4.5 billion and adjusted operating earnings were $4.8 billion. Adjusted operating earnings exclude costs to support the direct Change Healthcare response efforts. Operating earnings and adjusted operating earnings include $135 million in business disruption impacts at Change Healthcare.
•Optum Health revenue grew $2.1 billion to $25.9 billion, reflecting growth in the number of patients served under value-based care offerings and expansion of the types and level of care offered. Optum Health continued to advance and deepen its clinical support for patients across various sites of care, including in-home and clinic.
•Optum Insight operating earnings were approximately $800 million and adjusted operating earnings, which exclude direct response costs, were $1 billion. Operating earnings and adjusted operating earnings include the $135 million of business disruption impacts compared to $335 million in the second quarter. The revenue backlog grew by more than $1 billion over last year, largely due to new health system partnerships.
•Optum Rx revenue growth of $5.4 billion to $34.2 billion reflects new customers served, deepened relationships with existing clients and the expansion of its comprehensive pharmacy services offerings, including specialty and community-based pharmacies. Adjusted scripts grew to nearly 410 million, compared to 380 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page through October 29, 2024. This earnings release and the Form 8-K dated October 15, 2024, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risk and uncertainties associated with the pending sale of operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Eric Hausman
952-936-7215	952-936-3963
zack.sopcak@uhg.com	eric.hausman@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2024

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Revenues by Business - Supplemental Financial Information
•Earnings by Business - Supplemental Financial Information
•People Served and Performance Metrics - Supplemental Financial Information
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Premiums	$77,442	$72,339	$232,327	$217,599
Products	12,631	10,354	36,751	31,272
Services	9,104	8,671	26,742	25,414
Investment and other income	1,643	997	3,651	2,910
Total revenues	100,820	92,361	299,471	277,195
Operating costs
Medical costs	65,957	59,550	197,150	179,663
Operating costs	13,280	13,855	40,519	41,289
Cost of products sold	11,834	9,423	34,230	28,576
Depreciation and amortization	1,041	1,007	3,058	2,998
Total operating costs	92,112	83,835	274,957	252,526
Earnings from operations	8,708	8,526	24,514	24,669
Interest expense	(1,074)	(834)	(2,903)	(2,416)
Loss on sale of subsidiary and subsidiaries held for sale	(20)	—	(8,331)	—
Earnings before income taxes	7,614	7,692	13,280	22,253
Provision for income taxes	(1,356)	(1,654)	(3,822)	(4,784)
Net earnings	6,258	6,038	9,458	17,469
Earnings attributable to noncontrolling interests	(203)	(197)	(596)	(543)
Net earnings attributable to UnitedHealth Group common shareholders	$6,055	$5,841	$8,862	$16,926
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$6.51	$6.24	$9.53	$18.01
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$7.15	$6.56	$20.85	$18.95
Diluted weighted-average common shares outstanding	930	936	930	940
(a)See page 7 for a reconciliation of non-GAAP measures.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash and short-term investments	$37,134	$29,628
Accounts receivable, net	20,024	21,276
Other current assets	35,100	27,533
Total current assets	92,258	78,437
Long-term investments	48,689	47,609
Other long-term assets	158,362	147,674
Total assets	$299,309	$273,720
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$33,951	$32,395
Short-term borrowings and current maturities of long-term debt	3,909	4,274
Other current liabilities	63,705	62,385
Total current liabilities	101,565	99,054
Long-term debt, less current maturities	74,101	58,263
Other long-term liabilities	19,188	17,484
Redeemable noncontrolling interests	4,574	4,498
Equity	99,881	94,421
Total liabilities, redeemable noncontrolling interests and equity	$299,309	$273,720

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net earnings	$9,458	$17,469
Noncash items:
Depreciation and amortization	3,058	2,998
Deferred income taxes and other	(844)	(553)
Share-based compensation	831	851
Loss on sale of subsidiary and subsidiaries held for sale	8,331	—
Net changes in operating assets and liabilities	1,001	13,496
Cash flows from operating activities	21,835	34,261
Investing Activities
Sales and maturities of investments, net of purchases (purchases, net of sales and maturities)	1,852	(2,850)
Purchases of property, equipment and capitalized software	(2,587)	(2,427)
Cash paid for acquisitions and other transactions, net	(11,674)	(8,389)
Loans to care providers - cyberattack	(8,904)	—
Repayment of care provider loans - cyberattack	3,189	—
Other, net	(1,284)	(721)
Cash flows used for investing activities	(19,408)	(14,387)
Financing Activities
Common share repurchases	(4,028)	(6,500)
Dividends paid	(5,601)	(5,023)
Net change in short-term borrowings and long-term debt	15,120	5,848
Other, net	(661)	1,302
Cash flows from (used for) financing activities	4,830	(4,373)
Effect of exchange rate changes on cash and cash equivalents	(30)	49
Increase in cash and cash equivalents, including cash within businesses held for sale	7,227	15,550
Less: cash within businesses held for sale	(254)	—
Net increase in cash and cash equivalents	6,973	15,550
Cash and cash equivalents, beginning of period	25,427	23,365
Cash and cash equivalents, end of period	$32,400	$38,915

UNITEDHEALTH GROUP
REVENUES BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions; unaudited)

		Optum				UnitedHealth Group Consolidated (a)
	UnitedHealthcare	Optum Health	Optum Insight	Optum Rx	Total Optum (a)
Three Months Ended September 30, 2024
Total revenues	$74,853	$25,917	$4,931	$34,207	$63,925	$100,820
Business disruption impacts - cyberattack (c)	$—	$—	$134	$—	$134	$134
Three Months Ended September 30, 2023
Total revenues	$69,853	$23,864	$4,977	$28,857	$56,737	$92,361

Nine Months Ended September 30, 2024
Total revenues	$224,076	$79,698	$13,976	$97,457	$187,856	$299,471
South American impacts	220	—	—	—	—	220
Adjusted revenues (b)	$224,296	$79,698	$13,976	$97,457	$187,856	$299,691
Business disruption impacts - cyberattack (c)	$—	$—	$747	$—	$747	$747
Nine Months Ended September 30, 2023
Total revenues	$210,552	$70,785	$14,147	$84,921	$167,140	$277,195
UnitedHealthcare Revenues
(in millions; unaudited)

	Employer & Individual (E&I)			Medicare & Retirement	Community & State	Total UnitedHealthcare
	Domestic	Global	Total E&I
Three Months Ended September 30, 2024
Total revenues	$18,985	$769	$19,754	$34,904	$20,195	$74,853
Three Months Ended September 30, 2023
Total revenues	$16,854	$2,417	$19,271	$32,022	$18,560	$69,853

Nine Months Ended September 30, 2024
Total revenues	$55,470	$2,892	$58,362	$105,294	$60,420	$224,076
Nine Months Ended September 30, 2023
Total revenues	$50,157	$6,905	$57,062	$97,468	$56,022	$210,552
(a)Optum and consolidated revenues for the three months ended September 30, 2024 and 2023 include Optum eliminations of $1,130 and $961; and corporate eliminations of $37,958 and $34,229, respectively. Optum and consolidated revenues for the nine months ended September 30, 2024 and 2023 include Optum eliminations of $3,275 and $2,713; and corporate eliminations of $112,461 and $100,497, respectively.
(b)See page 7 for description of non-GAAP measures.
(c)Amounts represent reduced revenues due to business disruption.

UNITEDHEALTH GROUP
EARNINGS BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except percentages; unaudited)

			Optum					UnitedHealth Group Consolidated
	UnitedHealthcare		Optum Health		Optum Insight	Optum Rx	Total Optum
Three Months Ended September 30, 2024
Earnings from operations	$4,212		$2,161		$791	$1,544	$4,496	$8,708
Direct response costs - cyberattack	—		—		257	—	257	257
Adjusted earnings from operations (b)	$4,212		$2,161		$1,048	$1,544	$4,753	$8,965
Total direct response costs - cyberattack (c)	$—		$—		$257	$—	$257	$341

Operating margin	5.6%		8.3%		16.0%	4.5%	7.0%	8.6%
Adjusted operating margin (b)	5.6%		8.3%		21.3%	4.5%	7.4%	8.9%
Business disruption impacts - cyberattack (d)	$—		$—		$134	$—	$134	$134
Total cyberattack impacts	$—		$—		$391	$—	$391	$475

Three Months Ended September 30, 2023
Earnings from operations	$4,592		$1,568		$1,109	$1,257	$3,934	$8,526
Operating margin	6.6%		6.6%		22.3%	4.4%	6.9%	9.2%

Nine Months Ended September 30, 2024
Earnings from operations	$12,611		$5,979		$1,827	$4,097	$11,903	$24,514
Direct response costs - cyberattack	485	(a)	160	(a)	876	—	1,036	1,521
South American impacts	115		—		—	—	—	115
Adjusted earnings from operations (b)	$13,211		$6,139		$2,703	$4,097	$12,939	$26,150
Total direct response costs - cyberattack (c)	$485		$160		$876	$—	$1,036	$1,710

Operating margin	5.6%		7.5%		13.1%	4.2%	6.3%	8.2%
Adjusted operating margin (b)	5.9%		7.7%		19.3%	4.2%	6.9%	8.7%
Business disruption impacts - cyberattack (d)	$—		$—		$747	$—	$747	$747
Total cyberattack impacts	$485		$160		$1,623	$—	$1,783	$2,457

Nine Months Ended September 30, 2023
Earnings from operations	$13,293		$4,869		$2,984	$3,523	$11,376	$24,669
Operating margin	6.3%		6.9%		21.1%	4.1%	6.8%	8.9%
(a)Amounts primarily represent incremental medical costs for accommodations to support care providers.
(b)See page 7 for description of non-GAAP measures.
(c)Amounts represent direct response costs incurred within the operating segments and at the parent (e.g., interest expense).
(d)Amounts represent reduced revenues due to business disruption. These amounts are not included within the adjustment to earnings from operations.

UNITEDHEALTH GROUP
PEOPLE SERVED AND PERFORMANCE METRICS - SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
UnitedHealthcare Customer Profile
(in thousands)

People Served	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Commercial - Domestic:
Risk-based	8,900	8,735	8,115	8,120
Fee-based	20,830	20,835	19,200	19,130
Total Commercial - Domestic	29,730	29,570	27,315	27,250
Medicare Advantage	7,810	7,770	7,695	7,645
Medicaid	7,450	7,410	7,845	8,065
Medicare Supplement (Standardized)	4,340	4,335	4,355	4,345
Total Community and Senior	19,600	19,515	19,895	20,055
Total UnitedHealthcare - Domestic Medical	49,330	49,085	47,210	47,305
Commercial - Global	1,335	1,330	5,540	5,475
Total UnitedHealthcare - Medical	50,665	50,415	52,750	52,780

Supplemental Data
Medicare Part D stand-alone	3,055	3,065	3,315	3,355
Optum Performance Metrics

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Optum Health Consumers Served (in millions)	104	104	103	103
Optum Insight Contract Backlog (in billions)	$32.8	$32.6	$32.1	$31.6
Optum Rx Quarterly Adjusted Scripts (in millions)	407	399	400	383

Note: UnitedHealth Group served 148 million unique individuals across all businesses at September 30, 2024.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures
Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted net margin and adjusted revenues are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Adjustments made to these measures are as follows:
Intangible Amortization: Adjusted net earnings per share excludes intangible amortization from the relevant GAAP measure. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
South American Impacts: Adjusted net earnings per share and adjusted net margin excludes the effects of various international transactions, including the loss on sale of our Brazilian operations that was completed on February 6, 2024, the loss on our remaining South American operations being classified as held for sale and certain other non-recurring matters impacting our South American operations. Adjusted earnings from operations, adjusted operating margin and adjusted revenues excludes the effects of certain non-recurring matters impacting our South American operations. As these matters are related to the Company's strategy to exit South America, the impact is not representative of the Company's underlying business performance and therefore management believes the exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period.
Direct Response Costs - Cyberattack: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin and adjusted net margin excludes cyberattack direct response costs. Management believes the exclusion of costs incurred to investigate and remediate the attack, other direct and incremental costs incurred as a result of the cyberattack and incremental costs for accommodations to support care providers presents a more useful comparison of the Company's and its reportable segments' underlying business performance and trends from period to period.
Note: See pages 4 and 5 for reconciliation of GAAP amounts to adjusted revenues, adjusted earnings from operations and adjusted operating margin.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data; unaudited)
Adjusted Net Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2024	2023	2024	2023	2024
Net earnings attributable to UnitedHealth Group common shareholders	$6,055	$5,841	$8,862	$16,926	$14,375 - $14,650
Intangible amortization	426	392	1,242	1,178	~1,650
Tax effect of intangible amortization	(104)	(96)	(305)	(292)	~(410)
South American impacts	9	—	8,435	—	~8,515
Tax effect of South American impacts	4	—	(153)	—	~(175)
Direct response costs - cyberattack	341	—	1,710	—	~2,000
Tax effect of direct response costs - cyberattack	(80)	—	(403)	—	~(470)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$6,651	$6,137	$19,388	$17,812	$25,475 - $25,750

Diluted earnings per share	$6.51	$6.24	$9.53	$18.01	$15.50 - $15.75
Intangible amortization per share	0.46	0.42	1.34	1.25	~1.80
Tax effect of intangible amortization per share	(0.11)	(0.10)	(0.33)	(0.31)	~(0.45)
South American impacts per share	0.01	—	9.07	—	~9.15
Tax effect of South American impacts per share	—	—	(0.17)	—	~(0.15)
Direct response costs - cyberattack per share	0.37	—	1.84	—	~2.15
Tax effects of direct response costs - cyberattack per share	(0.09)	—	(0.43)	—	~(0.50)
Adjusted diluted earnings per share	$7.15	$6.56	$20.85	$18.95	$27.50 - $27.75

Additional Information: Total Cyberattack Impacts
Business disruption impacts (a)	$134	$—	$747	$—	~$870
Tax effect of business disruption impacts (a)	(21)	—	(139)	—	~(165)
Business disruption impacts, net of tax (a)	$113	$—	$608	$—	~$705

Business disruption impacts per share (a)	$0.12	$—	$0.65	$—	~$0.75

Total cyberattack impacts	$475	$—	$2,457	$—	~2,870
Tax effect of total cyberattack impacts	(101)	—	(542)	—	~(635)
Total cyberattack impacts, net of tax	$374	$—	$1,915	$—	~$2,235

Total cyberattack impacts per share	$0.40	$—	$2.06	$—	~$2.40
(a)Amounts represent reduced revenues due to business disruption. These amounts are not included within the adjustment to net earnings.

Adjusted Net Margin

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Consolidated revenue	$100,820	$299,471
South American impacts	—	220
Adjusted consolidated revenues	$100,820	$299,691

Net earnings attributable to UnitedHealth Group common shareholders	$6,055	$8,862
South American impacts	9	8,435
Tax effect of South American impacts	4	(153)
Direct response costs - cyberattack	341	1,710
Tax effect of direct response costs - cyberattack	(80)	(403)
Adjusted net earnings attributable to UnitedHealth Group common shareholders for South American impacts and direct response costs	$6,329	$18,451

Net margin attributable to UnitedHealth Group common shareholders	6.0%	3.0%
Adjusted net margin attributable to UnitedHealth Group common shareholders for South American impacts and direct response costs	6.3%	6.2%